UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐ Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

AutoNation, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AutoNation

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MR ANDREW SAMPLE
1234 AMERICA DRIVE
ANYWHERE, IL 60661

IMPORTANT ANNUAL STOCKHOLDERS' MEETING INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice & Admission Ticket

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Important Notice Regarding the Availability of Proxy Materials for the AutoNation, Inc. Stockholder Meeting to be Held on May 7, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the AutoNation, Inc. annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/an

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/an** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery prior to the meeting, please make your request for a copy as instructed on the reverse side on or before April 28, 2008.

C O Y

Stockholder Meeting Notice & Admission Ticket

AutoNation, Inc. Annual Meeting of Stockholders will be held on May 7, 2008 at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote <u>FOR</u> the following proposals:

1. Election of Directors.

   Nominees: Mike Jackson
   Rick L. Burdick
   William C. Crowley
   Kim C. Goodman
   Robert R. Grusky
   Michael E. Maroone
   Carlos A. Migoya

2. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2008.
3. Approval of the AutoNation, Inc. 2008 Employee Equity and Incentive Plan.

The Board of Directors recommends that you vote <u>AGAINST</u> the following proposals:

4. Adoption of stockholder proposal regarding special meetings.
5. Adoption of stockholder proposal regarding stockholder advisory vote on executive compensation.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the AutoNation, Inc. 2008 Annual Meeting of Stockholders

Location: AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301

<u>From Interstate 95 (I-95):</u>

From the North: Take I-95 S to Broward Boulevard exit. Head east on Broward Boulevard to SE 3rd Avenue. At SE 3rd Avenue turn right (south) and continue south on SE 3rd Avenue to SE 6th Court. Turn right on SE 6th Court.

From the South: Take I-95 N to Davie Boulevard exit. Head east on Davie Boulevard to SE 3rd Avenue. At SE 3rd Avenue turn left (north) and continue north on SE 3rd Avenue to SE 6th Court. Turn left on SE 6th Court.

Parking Garage entrance for AutoNation Tower is on the right.


Fort Lauderdale

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **envisionreports.com/an**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials AutoNation" in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, prior to the meeting, all requests for a paper copy of the proxy materials must be received by April 28, 2008.